Exhibit (a)(8)
DISCLAIMER — IMPORTANT — PLEASE READ THIS NOTICE CAREFULLY
Please read this notice carefully – it applies to all persons who view this website, which contains information about the cash tender offer (the “Offer”) for shares of Openwave common stock by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. through their jointly-owned subsidiary, Oreo Acquisition Co., LLC (collectively, “Harbinger”). Please note that as the Offer progresses, the disclaimer set out below may be altered or updated. You should read it in full each time you visit this part of the website.
The information in relation to the Offer posted on this website is made available in good faith and for information purposes only and does not comprise an offer or invitation in relation to the Offer or investment advice. Such information speaks only at the date of the relevant document, and Harbinger has, and accepts, no responsibility or duty to update any such information or document, whether as a result of new information, future events or otherwise, and reserves the right to add to, remove or amend any information reproduced on this website at any time.
ACCESS TO INFORMATION ABOUT THE OFFER
The Offer described on this website is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Openwave common stock. The Offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, letter of transmittal and other related Offer materials, which were mailed to Openwave’s stockholders) filed by Harbinger with the Securities and Exchange Commission (“SEC”) on May 22, 2007. The Schedule TO (including the Offer to Purchase and other related materials), as it may be amended from time to time, contains important information, including the various terms of, and conditions to, the Offer, that should be read carefully before any decision is made with respect to the Offer. These materials may be obtained free of charge by contacting the information agent for the Offer, MacKenzie Partners, Inc., at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free), or at tenderoffer@mackenziepartners.com. In addition, all of these materials (and all materials filed by Openwave with the SEC) are available for free at the website maintained by the SEC at www.sec.gov.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Openwave common stock in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the applicable laws require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction. To allow you to view details relating to the Offer, you have to read the following then press “I agree”. If you are unable to agree you should press “I disagree” and you will not be able to view any such details.
FORWARD-LOOKING STATEMENTS
The information posted on this website includes, in addition to historical information, forward-looking statements. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects”, “intends”, “seeks” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to Harbinger’s strategy following completion of the Offer and its plans with respect to Openwave, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about Openwave, economic and market factors and the industry in which Openwave does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while Harbinger believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. These statements are not guarantees of future performance.
NOTICE RELATED TO BRIDGEPORT NETWORKS
All statements contained herein, including statements relating to the expected benefits of a merger between Openwave and BridgePort Networks, are made by Harbinger, and are the sole responsibility of Harbinger. References to “our” or “we” are references to Harbinger.

AGREE	DISAGREE

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Click here to stay in touch on the latest information regarding Harbinger’s Tender Offer for Openwave.
Welcome
On May 22, 2007, Harbinger (as defined below) presented the stockholders of Openwave Systems with a tender Offer to purchase a significant amount of Openwave stock (NASDAQ: OPWV) (the “Offer”). In addition, Harbinger has entered into an agreement with BridgePort Networks, which provides that upon successful completion of the tender offer, Openwave will, subject to approval by its new Board of Directors, merge with BridgePort Networks. This site is dedicated to providing timely information about the tender offer and merger to all Openwave stakeholders. Please frequently visit this site for updated information.
The Offer will be made through Oreo Acquisition Co., LLC, a Delaware limited liability company (“Purchaser”) and a jointly owned subsidiary of Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands corporation (“Harbinger Master Fund”) and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (“Harbinger Special Situations Fund” and together with Purchaser and the Harbinger Master Fund, “Harbinger”).
NEWS RELEASE: May 22, 2007
HARBINGER CAPITAL PARTNERSSM MASTER FUND I,
LTD. AND
HARBINGER CAPITAL PARTNERSSM SPECIAL
SITUATIONS FUND, L.P.
OFFER TO PURCHASE 40,389,560 SHARES OF
OPENWAVE SYSTEMS, INC.
FOR $8.30 PER SHARE IN CASH
Harbinger Seeks to Restore Openwave to Its Position as a Rapidly Growing Software Development
Company for the Benefit of all Stockholders
If Successful, the Offer Will Permit Stockholders to
Retain Equity Ownership in Openwave, while Enabling
Harbinger to Replace Management and the Board and
Return Excess Cash to Stockholders
Harbinger Believes Its Offer is Superior to a Sale of the
Company by the Existing Board at This Point in
Openwave’s History

If the Offer is Successful, Harbinger Intends to
Recommend That Openwave Acquire BridgePort
Networks, Inc., Bringing with it the Potential for
Openwave to Return to Its Leading Position in
Telecommunications Software Development
New York, NY /PR Newswire/ Harbinger today announced its intention to make an offer (the “Offer”) to acquire 40,389,560 shares of common stock, par value $0.001 per share (the “Common Stock”), of Openwave Systems Inc. (“Openwave” or the “Company”) and the associated Rights issued under the Rights Plan to purchase certain shares of Openwave preferred stock (the “Rights” and, together with the Common Stock, the “Shares”). The acquisition consideration will be approximately $335 million.
The Offer will be made through Oreo Acquisition Co., LLC, a Delaware limited liability company (the “Purchaser”) and a jointly owned subsidiary of Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands corporation (the “Harbinger Master Fund”) and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (the “Harbinger Special Situations Fund” and together with Purchaser, the Harbinger Master Fund, and their affiliates, “Harbinger”).
Harbinger currently owns 11,110,000 Openwave Shares, representing approximately 13% of its Shares outstanding. The Offer is to purchase approximately an additional 49% of the outstanding Shares, which, together with the other Shares held by Harbinger, represent approximately 62% of the total outstanding Shares. The Offer price per Share represents a premium of approximately 3.6% to the average trading price of the Shares over the past month and a premium of approximately 1.6% to the average trading price of the Shares since the Company announced it was exploring strategic alternatives.
Howard Kagan, a Managing Director of Harbinger, said today, “Almost two months ago, Openwave’s former CEO resigned and the existing Openwave Board announced it was exploring strategic alternatives and options to enhance shareholder value, including a possible sale of the Company. For nearly a year, this Board has stood by as Openwave dramatically underperformed market expectations. It has refused to seat a Harbinger Board candidate who received 57% of the stockholder votes at the January 2007 Annual Meeting, which was more votes than were received by the incumbent Board candidates, including the then CEO. Still after two months, no transaction has been announced and the Company’s operations continue to struggle.
“The Harbinger Offer represents an attractive opportunity for stockholders to receive full value for their investment. Assuming 100% of stockholders tender, each stockholder will receive an immediate upfront cash payment, the potential for near-term special dividend distributions from cash on hand and the sale of non-core businesses, and a continuing stake in Openwave equity along with Harbinger. Harbinger believes this equity stake for existing stockholders is a key advantage to the Offer, compared to selling their entire stake in the current Board’s process, which was designed and implemented by the current Board, led by David Peterschmidt, who recently resigned as CEO.
“We look forward to discussing this Offer with stockholders in an effort to encourage full participation in receiving both the cash payment and the ongoing stake in Openwave’s future prospects through continued ownership of Openwave equity.”
Kagan continued, “If we acquire control of Openwave, we intend to recommend that Openwave acquire BridgePort Networks on the basis of their proven management team and technology, which is well-known to Openwave, its employees and customers. Last year, Openwave announced an expanded relationship with BridgePort in a press release dated April 5, 2006, stating that its ’intellectual property alignment with BridgePort Networks provides access to the key innovations needed to allow customers to communicate in a richer way across both broadband and mobile networks.’ On February 14, 2007, Openwave announced further plans to collaborate with BridgePort, saying in a press release that BridgePort’s MobileSTICK ‘will enable Openwave’s GSM and UMTS operator customers to securely extend their mobile communications experiences onto the PC desktop,’ adding that ‘MobileSTICK also opens the door to new convergence revenue opportunities in communications.’
“Harbinger has developed a revitalization plan to drive sustainable, long-term profitable growth, particularly in software licensing revenue through the combination of Openwave and BridgePort. We intend to position Openwave as a leader in the growing converged messaging market through the integration of its existing product portfolio and BridgePort Networks’ complementary solution. Upon successful completion of the transaction, we intend to recommend that Openwave’s new Board appoint Mike Mulica, BridgePort’s current CEO and an industry veteran with a track record of building enterprise value within the sector, as the President and Chief Executive Officer of Openwave. We look forward to reviewing our plan with investors, employees and other key stakeholders in greater detail the coming days and weeks.”
Regarding the proposed combination of Openwave and BridgePort Networks, Mike Mulica, CEO of BridgePort Networks, said, “The combination of Openwave and BridgePort Networks is an opportunity to re-establish one of the great independent telecommunications software companies. I am certain there will be enthusiastic support throughout the industry for the converged services that this merger will bring together. I am thrilled at the prospect of returning to Openwave to lead the combined company, as proposed in Harbinger’s Offer, revitalizing Openwave and returning it to the thought and product leadership for which it was once known.”
The Offer consideration consists solely of cash and is not conditioned upon any financing arrangements. The Offer and obligation to purchase Shares is subject to the conditions described in Section 14 of the tender document, which will be filed with the US Securities and Exchange Commission and will be available on the SEC’s website: www.sec.gov.
The Offer expires at 12:00 midnight, New York City time, on Tuesday, June 19, 2007, or such later date and time to which Purchaser extends the Offer pursuant to this Offer to Purchase.
Harbinger has retained Thomas Weisel Partners LLC as financial advisor and dealer-manager, Milbank, Tweed, Hadley & McCloy LLP as legal counsel and MacKenzie Partners, Inc. as the information agent in connection with the Offer.
IMPORTANT INFORMATION
This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any tender offer will be made only through an offer to purchase and related materials. In connection with the tender offer, Oreo Acquisition Co. LLC, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (collectively, the “Offerors”) will file a Tender Offer Statement on Schedule TO (containing an offer to purchase, a letter of transmittal and related materials) with the Securities and Exchange Commission. Investors and security holders of Openwave Systems Inc. are advised to read these disclosure materials, and other disclosure materials, when they are filed and become available, because these materials will contain important information. You should consider the information contained in the disclosure materials before making any decision about the tender offer or whether to tender your shares. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by the Offerors with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. The disclosure materials may also be obtained from the information agent for the tender offer at no cost after the tender offer is commenced.
CAUTIONARY STATEMENTS
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements made in this Offer to Purchase are subject to risks and uncertainties. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects”, “intends”, “seeks” or similar expressions. In addition, any statements we may provide concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to our strategy following completion of the Offer and our plans with respect to Openwave, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about Openwave, economic and market factors and the industry in which Openwave does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while Harbinger believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. This cautionary statement is applicable to all forward-looking statements contained in this Offer to Purchase and the material accompanying this Offer to Purchase. These statements are not guarantees of future performance. All forward-looking statements included in this Offer to Purchase are made as of the date on the front cover of this Offer to Purchase and, unless otherwise required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors.
For further information contact:
John W. McCullough
Vice President and Associate General Counsel
Harbert Management Corporation

Telephone: (205) 987-5576
E-mail: Jmccullough@harbert.net
or
John Dooley
Taylor Rafferty
Telephone: (212) 889-4350
Email: harbinger@taylor-rafferty.com

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All statements contained herein, including statements relating to the expected benefits of a merger between Openwave and BridgePort Networks, are made by Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., and Oreo Acquisitions Co., LLC (collectively, “Harbinger”), and are the sole responsibility of Harbinger. References to “our” or “we” are references to Harbinger.
Click on any document below to download:
•	The full tender offer filing is available on the SEC’s website: http://www.sec.gov/Archives/edgar/data/1082506/000095012307007786/0000950123-07-007786- index.htm.

•	Harbinger Press Release (pdf format)

•	Letter to Employees (pdf format)

•	Letter to Customers (pdf format)

•	Letter to Partners (pdf format)

•	Mike Mulica’s Bio

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Frequently Asked Questions
The statements below relate to the cash tender offer (the “Offer”) for 40,389,560 shares of Openwave Systems Inc. (“Openwave”) common stock by Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. through their jointly-owned subsidiary, Oreo Acquisition Co., LLC (collectively “Harbinger”) and a possible merger between Openwave Systems Inc. (“Openwave”) and BridgePort Networks, Inc. (“BridgePort”) in connection therewith. The information in relation to the Offer set forth below is made available in good faith and for informational purposes only and does not constitute an offer to purchase or a solicitation of an to sell Openwave common stock. The Offer is made solely pursuant to a tender offer statement on Schedule TO, including the Offer to Purchase (the “Offer to Purchase”), the letter of transmittal and other related Offer materials, which were mailed to Openwave’s stockholders, filed by Harbinger with the Securities and Exchange Commission on May 22, 2007. All statements contained herein, including statements related to the possible merger between Openwave and BridgePort, are the sole responsibility of Harbinger. References herein to “our” or “we” are references to Harbinger.
Capitalized terms that are used but not defined below shall have the meaning given to them in the Offer to Purchase.
Employees
Q. What does this mean to me as an employee of Openwave?
Q. Why should I see this as good news for me and Openwave?
Q. Why is combining BridgePort Networks into Openwave the right move?
Q. Should I be concerned if I’m working on activities not related to new products?
Q. Why will a combined company be better than keeping Openwave and BridgePort separate?
Q. Can you be more specific about the new technology that will result?
Q. Is my job at risk?
Q. What’s my incentive to stay? Will I continue to have rewarding, satisfying work at the new company?
Q. Isn’t this really a BridgePort takeover of Openwave?
Q: Who will lead the new company? What about other key management positions?
Q. What will happen to my benefits?

Q. What will happen to the stock I own in Openwave?
Q. What will happen to my stock options? What if they are under water?
Q. Who can address follow-up questions or issues that are important to employees?
Customers
Q. What will happen to the products / product support I currently get from Openwave Systems?
Q. With so many applications providers to choose from, why would we want to do business with Openwave?
Q. Aside from the product synergies, what else can we expect?
Q. Can you be more specific about the new technology that will result?
Partners
Q. What will happen to the products / product support I currently get from Openwave Systems?
Q. Can you be more specific about the new technology that will result?
Shareholders
Q. Who is offering to buy my shares?
Q. What shares are being sought in the offer?
Q. What will happen if more than 40,389,560 shares are validly tendered and not properly withdrawn prior to the expiration time?
Q. How much are you offering to pay, what is the form of payment and will I have to pay any fees or commissions?
Q. Do you have the financial resources to make the payment?
Q. Is your financial condition relevant to my decision to tender into the offer?
Q. How long do I have to decide whether to

tender in the offer?
Q. Can the offer be extended and, if so, under what circumstances?
Q. How will I be notified if the offer is extended?
Q. What are the most significant conditions to the offer?
Q. Are there any consequences of the offer under Openwave’s debt documents or other material agreements of which I should be aware?
Q. What are your purposes for the offer and plans for the company after the offer is consummated?
Q. What is the position of Openwave’s board regarding the offer?
Q. How do I tender my shares?
Q. Until what time can I withdraw previously tendered shares?
Q. How do I withdraw previously tendered shares?
Q. When and how will I be paid for my tendered shares?
Q. If I decide not to tender, how will the offer affect my shares?
Q. Are appraisal rights available in connection with the offer?
Q. What is the market value of my shares as of a recent date?
Q. What are the united states federal income tax consequences of tendering my shares?
Q. Who can I contact with questions about the offer?
Employees
Q. What does this mean to me as an employee of Openwave?
A. We believe that with a new leadership team (led by former Openwave executive, Mike Mulica) in place, Openwave will reassume a leadership position in fixed and mobile telecommunications software by offering operators voice, messaging and data solutions that their users need. In addition, we see a bright future for Openwave if it combines with startup converged services company BridgePort Networks (www.bridgeport-networks.com), which would bring converged voice to Openwave’s key product offerings.
Q. Why should I see this as good news for me and Openwave?
A. Harbinger is investing in Openwave’s long-term prospects, but we believe that Openwave’s current management team will not be able to return the company to growth. As one of Openwave’s largest stockholders, we are concerned that no change in its management or its Board of Directors will result in continued and irreversible deterioration of the business. We believe that our Offer is superior to a sale of the Company by the existing Board at a price that does not represent the potential value of Openwave.
If our Offer is successful, we intend to recommend that Openwave acquire BridgePort Networks, bringing with it the potential for Openwave to return to its leading position in telecommunications software development.
Our proposed management team for Openwave includes industry veterans who understand the rich history of Phone.com and Software.com and who we believe will lead the company to a new level of “converged services,” including voice, messaging and data. We envision that Openwave will have an integrated-application strategy, leveraging the combined talents and intellectual property of Openwave and BridgePort Networks. Since the companies have already integrated selected offerings, we believe there is a time-to-market advantage for these new innovative applications.
Q. Why is combining BridgePort Networks into Openwave the right move?
A. We see the proposed combination as a compelling revitalization of a market leader in telecommunications software. Combining BridgePort Networks’ products with Openwave’s established and new products bring together technologies that we view as immediately complementary. We believe that the combined company will have a very strong platform in voice, messaging and data solutions. We believe that Openwave is already well-positioned as a software vendor, with many operators worldwide and that adding BridgePort Networks’ innovative applications will raise the value of the customer relationships.
We intend to position Openwave as a leader in the growing converged messaging market through the integration of its existing product portfolio and BridgePort Networks’ complementary solution: we hope to leverage Openwave’s long-established history with customers and its product leadership in the gateway, e-mail and other messaging product lines. We believe this will immediately strengthen Openwave’s current product portfolio while paving the future for new applications.
Q. Should I be concerned if I’m working on activities not related to new products?
A. No, because no matter which projects you are currently engaged in, as employees of Openwave you should feel a new sense of purpose and direction about the proposed new combination. We believe the combined industry experience of the management team that we are assembling will provide Openwave with new leadership that understands the industry, the marketplace, and has access to key decision makers at the highest levels of wireless and wireline operators.
Q. Why will a combined company be better than keeping Openwave and BridgePort separate?
A. In the proposed combination of BridgePort Networks and Openwave, we envision a new company uniquely positioned to offer operators innovative technology solutions that will enable them to quickly provide voice, message and data solutions for their customers.
Openwave and BridgePort Networks have already demonstrated their collaboration with the drag-and-drop multi media messaging and Rich Mail/Voice integration solutions at 3GSM World Congress 2007 in Barcelona.
The proposed combination of Openwave and BridgePort Networks would align the combined assets of the two companies in what we believe is a logical way, creating a portfolio of converged applications.
Q. Can you be more specific about the new technology that will result?
A. BridgePort Networks and Openwave have products and capabilities that address voice, messaging and data applications. By combining Openwave’s current messaging products with BridgePort Networks’ fixed-mobile convergence solution, we believe Openwave will immediately assume a market leadership position in converged messaging to serve its large customer base.
Q. Is my job at risk?
A. We believe Openwave needs to be refocused on a core set of growth businesses to gain momentum and return to a leading position over the long term. To achieve that goal, we’re going to need highly motivated, talented people in every part of the new company, including those currently employed by Openwave and BridgePort Networks, and some of whom have experience at both companies.
Q. What’s my incentive to stay? Will I continue to have rewarding, satisfying work at the new company?
A. We plan on returning Openwave to the mind- and market-share leadership position for which it was once known. We are excited about the prospects of this venture; however, we do not believe that this resurgence is possible under the current management team. If our tender offer is successful, our management candidates and detailed integration and execution plans will help us to deliver a unified and focused vision for Openwave’s overall (i.e., current and future) product portfolio, allowing Openwave to drive sustainable, long-

term profitable growth, particularly in software licensing revenue.
Q. Isn’t this really a BridgePort takeover of Openwave?
A. If our Offer is successful and the merger with BridgePort is consummated, then current Openwave stockholders, led by Harbinger, will own approximately 80% of the combined company, with the rest owned by BridgePort’s venture capital investors and by current management and employees of Openwave and BridgePort.
Q: Who will lead the new company? What about other key management positions?
A. If our Offer is successful, we plan to recommend to the new Board of Directors of Openwave that, subject to its fiduciary duties, it appoint Mike Mulica as President and CEO of Openwave, and move incisively to return the company to license revenue growth.
Harbinger has recruited a seasoned management team that is associated with earlier success of Openwave and highly regarded by its customers. We have designed strategies to put Openwave on a path toward growth and profitability.
In connection with BridgePort’s negotiations with Harbinger regarding the BridgePort Merger Agreement, BridgePort consulted with an international group of industry veterans led by David Hose and including other former Openwave executive management team members who built the Company into one of the most important players in the telecommunications software industry. Mr. Hose is a leading innovator in the telecom industry with over twenty years of software and telecom experience. He was employed by Openwave from 2002 to 2004 in various roles including Chief Development Officer and General Manager of the Client Business. Prior to Openwave Mr. Hose was founder and CEO of SignalSoft, a Nasdaq-listed company, which was acquired by Openwave in August 2002.
Q. What will happen to my benefits?
A. We do not foresee any immediate changes to Openwave’s employee benefit plans.
Q. What will happen to the stock I own in Openwave?
A. As an Openwave shareholder, you will have the opportunity to participate in the tender offer. We are offering to pay $8.30 per share, net to shareholders in cash (subject to proration if the offer is oversubscribed), and without interest and subject to the terms of the Offer to Purchase.
If successful, the Offer will permit stockholders to retain equity ownership in Openwave, while enabling Harbinger to replace the existing management and Board and return Openwave’s excess cash to stockholders.
We believe that the opportunity presented by our Offer to receive cash for some or all of your Openwave shares, while being able to continue to participate as a stockholder in the transformed Openwave, is superior to a sale of the Company by the existing Board at this point in Openwave’s history.
Q. What will happen to my stock options? What if they are under water?
A. If you currently hold options to purchase Openwave stock, nothing will happen to your stock options, as we intend that Openwave will remain a public company following completion of our Offer and the proposed merger with BridgePort.
Q. Who can address follow-up questions or issues that are important to employees?
A. Please continue to visit www.dealdetail.com and click on the FAQ section or e-mail us at questions@dealdetail.com with specific questions that you may have.
Customers
Q. What will happen to the products / product support I currently get from Openwave Systems?
A. Harbinger believes, and it understands from its discussions with BridgePort management that BridgePort is of the same view, that there should not be any immediate changes to Openwave’s relationship with you as a customer. Harbinger is committed to improving Openwave’s customer relationships and to this end, upon successful closing of our offer and the subsequent merger with BridgePort, management plans on meeting with all customers to review their needs and how the company can best serve you.
Q. With so many applications providers to choose from, why would we want to do business with Openwave?
A. You and many other operators are already using applications from Openwave today. Following completion of our Offer we intend that Openwave will continue to develop and support its applications plus combine the assets of BridgePort Networks. The companies have already demonstrated their collaboration with the drag-and-drop multi media messaging and Rich Mail/Voice integration solutions at 3GSM World Congress 2007 in Barcelona.
Q. Aside from the product synergies, what else can we expect?
A. You can expect to see a high level of service and attention to your needs. For instance, following completion of the Offer, we intend to recommend to the new Board of Openwave that it bring Mike Mulica back to Openwave as President and CEO in connection with the BridgePort merger. Mr. Mulica has extensive sector expertise and a track record of building enterprise value within the sector and we believe he is uniquely qualified to lead the turnaround and rebuilding of Openwave.

We believe that Mr. Mulica and the rest of our proposed new management team will leverage their market knowledge and capabilities and focus on returning Openwave to a thriving company.
Q. Can you be more specific about the new technology that will result?
A. The proposed business combination of Openwave and BridgePort Networks aligns the combined assets of the two companies in what we believe to be a logical way, creating a portfolio of converged applications.
BridgePort Networks and Openwave have products and capabilities that address voice, messaging and data applications. By combining Openwave’s current messaging products with BridgePort Networks’ fixed-mobile convergence solution, we believe Openwave will assume a market leadership position in converged messaging to serve its large customer base.
Partners
Q. What will happen to the products / product support I currently get from Openwave Systems?
A. We intend that in the near term following the successful completion of our Offer and the proposed merger both Openwave and BridgePort Networks would continue to operate as usual during a legal and regulatory process that may take some time before concluding. We look forward to keeping you apprised of the progress we make toward concluding these transactions as quickly as we are able. Our plans for Openwave include strengthening its relationships with its business partners.
Q. Can you be more specific about the new technology that will result?
A. The proposed business combination of Openwave and BridgePort Networks aligns the combined assets of the two companies in what we believe to be a logical way, creating a portfolio of converged applications.
BridgePort Networks and Openwave have products and capabilities that address voice, messaging and data applications. By combining Openwave’s current messaging products with BridgePort Networks’ fixed-mobile convergence solution, we believe Openwave will assume a market leadership position in converged messaging to serve its large customer base.
Shareholders
Q. Who is offering to buy my shares?
A. Harbinger Master Fund, Harbinger Special Situations Fund and their affiliates currently own 11,110,000 Shares. Purchaser is a Delaware limited liability company that is jointly owned by the Harbinger Master Fund and the Harbinger Special Situations Fund, and was formed for the sole purpose of acquiring the Shares pursuant to the Offer. Purchaser has carried on no activities other than in connection with the Offer. See “Introduction” and Section 10, “Certain Information Concerning Purchaser and Harbinger” of the Offer to Purchase.
Q. What shares are being sought in the offer?
A. We are seeking to purchase 40,389,560 Shares of Openwave (which, together with other Shares held by Harbinger, represent approximately 62% of the total outstanding Shares) which are validly tendered and not properly withdrawn prior to the Expiration Time, along with the Poison Pill Rights to purchase preferred stock associated with such Shares and issued under Openwave’s Poison Pill Rights Plan. See “Introduction” and Section 1, “Terms of the Offer” of the Offer to Purchase.
Q. What will happen if more than 40,389,560 shares are validly tendered and not properly withdrawn prior to the expiration time?
A. If more than 40,389,560 Shares are validly tendered and not properly withdrawn prior to the Expiration Time, we will accept for payment and pay for only 40,389,560 of the Shares on a pro rata basis (with appropriate adjustments to avoid purchase of fractional Shares) based on the number of Shares properly tendered by each stockholder prior to or on the Expiration Time.
Q. How much are you offering to pay, what is the form of payment and will I have to pay any fees or commissions?
A. We are offering to pay $8.30 per Share (subject to proration as described herein), net to you in cash, and without interest. If you are the record owner of your Shares and you tender them to us in the Offer, you will not have to pay brokerage fees or similar expenses. If you own Shares through a broker or other nominee, and your broker tenders your Shares on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. See “Introduction” and Section 1, “Terms of the Offer” of the Offer to Purchase.
Q. Do you have the financial resources to make the payment?
A. Yes. The funds to be used to purchase the Shares tendered into the Offer will be provided to Purchaser by the Harbinger Master Fund and/or the Harbinger Special Situations Fund. The Offer is not conditioned upon any financing arrangements. See Section 11, “Source and Amount of Funds” of the Offer to Purchase.
Q. Is your financial condition relevant to my decision to tender into the offer?
A. We do not believe that our financial condition is relevant to your decision whether to tender Shares and accept the Offer because, among other things, the Offer consideration consists solely of cash and we have the financial resources necessary to complete the Offer, which is not subject to any financing condition. See Section 10, “Certain Information Concerning Purchaser and Harbinger” of the tender document.
Q. How long do I have to decide whether to tender in the offer?
A. You will have at least until 12:00 midnight, New York City time, on Tuesday, June 19, 2007 (or such later date and time to which Purchaser may extend the Offer, as described herein), to tender your Shares in the Offer. If you cannot deliver everything that is required in order to make a valid tender of your Shares by such time, you may be able to use the guaranteed delivery procedure described in this Offer to Purchase. See Section 3, “Procedures for Tendering Shares” of the Offer to Purchase.
Q. Can the offer be extended and, if so, under what circumstances?
A. Purchaser may extend the Offer, in its sole discretion, on one or more occasions beyond the then-scheduled Expiration Time, (i) if any of the conditions to the Offer have not been satisfied or waived as of such time, (ii) for any period as may be required by applicable rules and regulations of the SEC or Nasdaq or any other stock exchange or automated quotation system that is applicable to Openwave or the Offer, or (iii) for any period as may be required by applicable law.
Q. How will I be notified if the offer is extended?
A. If we extend the Offer, we will inform the Depositary of that fact and will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the next business day after the date on which the Offer was scheduled to expire. See Section 1, “Terms of the Offer” of the Offer to Purchase.
Q. What are the most significant conditions to the offer?
A. The Offer and our obligation to purchase any Shares thereunder is subject to the conditions described in Section 14 of the Offer to Purchase having been satisfied or waived by Purchaser prior to the Expiration Time, including, without limitation:
•	There must have be validly tendered, in accordance with the terms of the Offer and not properly withdrawn, 40,389,560 Shares;

•	Openwave’s Board must have taken action such that the provisions of Section 203 of the Delaware General Corporation Law would not, following consummation of the Offer, prohibit or restrict any business combination involving the Company and Purchaser or any affiliate or associate of Harbinger;

•	Openwave’s Board must have redeemed the Poison Pill Rights issued and outstanding under Openwave’s Poison Pill, or Harbinger must be satisfied in its reasonable discretion that the Poison Pill Rights are otherwise inapplicable to the Offer, Purchaser or any affiliate or associate of Harbinger;

•	The members of Openwave’s Board as of the date hereof must have resigned from their respective directorships, and prior to such resignation must have appointed Harbinger’s designees as their replacements;

•	The CEO Employment Agreement must have been negotiated and executed by Purchaser and Mike Mulica.
The Offer is also subject to other conditions. See Section 14 of the Offer to Purchase. The Offer is not conditioned upon our obtaining financing or conducting any due diligence review.
Q. Are there any consequences of the offer under Openwave’s debt documents or other material agreements of which I should be aware?
A. If we become the owner of more than 50% of the outstanding Shares, including as a result of the consummation of the Offer, we may trigger “Change in Control” provisions in certain agreements to which Openwave is a party, including the Indenture for Openwave’s 2.75% Convertible Notes due 2008 which would require Openwave to repurchase the Notes at 100% of par value. We believe that Openwave has sufficient available cash to effect this repurchase and we expect Openwave to do so. Certain employment agreements with Openwave’s Chief Executive Officer and certain other executive officers of Openwave may also have “Change in Control” provisions which may be triggered. See Section 8, “Certain Effects of the Offer” of the Offer to Purchase.
Q. What are your purposes for the offer and plans for the company after the offer is consummated?
A. The purpose of the Offer is to acquire 40,389,560 Shares of Openwave (which, together with other Shares held by Harbinger, represent approximately 62% of the total outstanding Shares), and thereby acquire control of Openwave, to return cash held by Openwave to its stockholders, and to return the Company to its former position as a rapidly growing software development company. The Offer provides immediate liquidity for those stockholders who are concerned with Openwave’s recent performance and its stock price and would rather receive cash currently, while also providing the opportunity for those stockholders who, like us, believe in Openwave’s long-term prospects under new management, to continue to hold an equity investment in the Company. In the long term, we believe that Openwave, if combined with BridgePort, could once again be a leader in telecommunications software.
Following consummation of the Offer, we intend to recommend to

Openwave’s new Board of Directors that, subject to its fiduciary duties, it cause Openwave to (i) assume the CEO Employment Agreement to retain Mike Mulica, currently the CEO of BridgePort Networks, Inc. and formerly a leader of Openwave, to serve as the new CEO of Openwave and (ii) assume the BridgePort Merger Agreement to combine BridgePort into Openwave. See Section 2, “Purpose of the Offer; Plans for the Company” of the Offer to Purchase.
As discussed in Section 2, “Purpose of the Offer; Plans for the Company – Special Dividend” of the Offer to Purchase, Harbinger plans to recommend to the Board the payment of an initial dividend of the excess cash on the Company’s balance sheet and make other material changes in the Company’s corporate structure and business. In addition, we believe the product portfolio rationalization for possible divestiture of non-core assets provides an opportunity for a subsequent dividend.
Q. What is the position of Openwave’s board regarding the offer?
A. Openwave is not a party to any agreement or arrangement with us with respect to the Offer or the purchase of any Shares, and its Board has not yet announced its position or publicly commented on the Offer. Openwave is required under the Exchange Act to file a solicitation / recommendation statement on Schedule 14D-9 within ten business days after the filing of this Offer to Purchase on Schedule TO with the SEC, pursuant to which its Board will state its recommendation to the Openwave stockholders whether to accept or reject the Offer (or that it expresses no opinion and is remaining neutral toward the Offer or that it is unable to take a position with respect to the Offer), and the reasons for that position.
Q. How do I tender my shares?
A. To tender your Shares, you must deliver, prior to the Expiration Time, the certificate or certificates representing such Shares, together with a properly completed and duly executed Letter of Transmittal, any required signature guarantees and any other required documents to the Depositary, at the address set forth in the back cover of this Offer to Purchase not later than the Expiration Time. If you hold Shares in street name through a nominee that is a participant in the Depositary Trust Company’s (“DTC”) system, your nominee may be able to tender such Shares through a book-entry transfer to the Depositary’s account at DTC. If you cannot deliver something that is required to be delivered to the Depositary by the Expiration Time, you may have a limited amount of extra time to do so by having a broker, a bank or other fiduciary that is a member of the Securities Transfer Agents Medallion Program or other eligible institution guarantee that the missing items will be received by the Depositary within three Nasdaq trading days; for such a tender to be valid, however, the Depositary must receive the missing items within such three trading day period. See Section 3, “Procedures for Tendering Shares” of the Offer to Purchase.
Q. Until what time can I withdraw previously tendered shares?

A. You can withdraw any Shares tendered by you at any time up to the Expiration Time. In addition, if we have not agreed to accept your Shares for payment, you can withdraw them at any time after Friday, July 20, 2007. See Section 4, “Withdrawal Rights” of the Offer to Purchase.
Q. How do I withdraw previously tendered shares?
A. To withdraw Shares that you previously tendered, you must deliver to the Depositary a written notice of withdrawal (which may be a facsimile), together with any other required information and documentation, prior to the Expiration Time. See Section 4, “Withdrawal Rights” of the Offer to Purchase.
Q. When and how will I be paid for my tendered shares?
A. Upon the terms and subject to the conditions set forth in this Offer to Purchase and the accompanying Letter of Transmittal, we will, promptly after the Expiration Time, accept for payment and pay for all Shares (up to a total of 40,389,560 Shares) validly tendered and not properly withdrawn prior to the Expiration Time. We will pay for such Shares by depositing the purchase price with the Depositary, who will act as your agent for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for any tendered Shares will be made only after timely receipt by the Depositary of a certificate or certificates for such Shares (or of a confirmation of a book-entry transfer of such Shares), a properly completed and duly executed Letter of Transmittal and any other required signature guarantees for such Shares. See Section 5, “Acceptance for Payment and Payment” of the Offer to Purchase.
Q. If I decide not to tender, how will the offer affect my shares?
A. Unless at least 40,389,560 Shares are validly tendered and not properly withdrawn prior to the Expiration Time, the Minimum Condition will not be satisfied and (unless such condition is waived by us, which we do not currently intend to do) the Offer will not be consummated. If the Offer is not consummated, we believe that Openwave’s business will continue to deteriorate under existing management and the current Board. We believe that such deterioration may result in Openwave’s entire business being sold at a price that does not represent its potential value pr that Openwave’s stockholders will otherwise not be allowed to realize the upside potential that we believe will exist if the Offer is consummated and we implement our plans for the Company and its business.
If the Offer is consummated, we do not expect that it would affect the listing of the Shares on Nasdaq or the their registration with the SEC. However, there is a risk that the Offer, if consummated, would cause the public float for the Openwave Shares to be so small that there would be no public trading market for the Shares and may result in the Shares no longer trading on Nasdaq or any other national securities exchange or over-the-counter market. We believe that this risk is relatively small because the Offer will leave approximately 38% of the Shares with stockholders other than Harbinger, allowing for what we believe will be an adequate public float. However, even if the public float for the Openwave Shares is reduced to the point that the Company may cease making filings with the SEC or otherwise cease being required to comply with the SEC’s rules relating to publicly-held companies, we intend to recommend to the new Board that, subject to its fiduciary duties, it cause Openwave to continue to file the periodic reports required by Section 13(a) of the Exchange Act for a period of two years following consummation of the Offer. See Section 8, “Certain Effects of the Offer”, and Section 2, “Purpose of the Offer; Plans for the Company” of the Offer to Purchase.
Q. Are appraisal rights available in connection with the offer?
A. No appraisal rights are available in connection with the Offer.
Q. What is the market value of my shares as of a recent date?
A. On Monday, May 21, 2007, the last trading day before we commenced the Offer, the closing trading price of the Shares as reported on Nasdaq was $8.65 per Share which is greater than the Offer price of $8.30 per Share. We advise you to obtain a recent quotation for the Shares in deciding whether to tender your Shares. See Section 7, “Price Range of the Shares” of the Offer to Purchase.
Q. What are the united states federal income tax consequences of tendering my shares?
A. The receipt of cash by Openwave stockholders for their Shares tendered into the Offer will be a taxable transaction to such stockholders for United States Federal income tax purposes. In general, an Openwave stockholder who tenders Shares into the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder’s adjusted tax basis in the Shares tendered into the Offer. If the Shares tendered or exchanged constitute capital assets in the hands of the stockholder, such gain or loss will constitute a capital gain or loss for U.S. federal income tax purposes. In general, capital gains recognized by an individual in respect of Shares held for more than one year will be subject to a maximum U.S. federal income tax rate of 15%. See Section 6, “Certain United States Federal Income Tax Consequences” of the Offer to Purchase.
Q. Who can I contact with questions about the offer?
A. MacKenzie Partners, Inc. is the Information Agent for the Offer, and you can contact them at (800) 322-2885 (toll free) or at the address set forth on the back cover of the Offer to Purchase.
Thomas Weisel Partners LLC is the Dealer Manager for the Offer, and you can contact them at (212) 271-3593 or at the address set forth on the back cover of the Offer to Purchase.
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Mike Mulica’s Bio
Mike Mulica, BridgePort Networks’ CEO, has over 20 years of experience in the software and technology industries with extensive experience building enterprise value within the telecommunications sector. Mr. Mulica is known within the industry for his track record of creating and building new markets through the synthesis of technology and market strategy and his experience from a technical, financial and operations standpoint. Prior to joining BridgePort, Mr. Mulica was Senior Vice President of Worldwide Customer Operations for Openwave Systems, from October 1999 to August 2003. During his tenure at Openwave, Mr. Mulica was responsible for growing revenue to almost $600 million in run-rate by Q4 of 2001. He was instrumental in targeting and leading over 15 key acquisitions including the $8 billion acquisition of Software.com. As Chief Executive Officer of BridgePort, Mr. Mulica is leading a next-generation telecom software company backed by top-tier venture capital companies.
Copyright 2007. This webpage is maintained and updated by Harbinger. This site is best viewed using Internet Explorer or Firefox. Problems viewing/downloading this page? Please e-mail webmaster@dealdetail.com.

ACCESS TO INFORMATION ABOUT THE OFFER
The Offer described in this document is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Openwave common stock. The Offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, letter of transmittal and other related Offer materials, which were mailed to Openwave’s stockholders) filed by Harbinger with the Securities and Exchange Commission (“SEC”) on May 22, 2007. The Schedule TO (including the Offer to Purchase and other related materials), as it may be amended from time to time, contains important information, including the various terms of, and conditions to, the Offer, that should be read carefully before any decision is made with respect to the Offer. These materials may be obtained free of charge by contacting the information agent for the Offer, MacKenzie Partners, Inc., at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free), or at tenderoffer@mackenziepartners.com. In addition, all of these materials (and all materials filed by Openwave with the SEC) are available for free at the website maintained by the SEC at www.sec.gov.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Openwave common stock in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the applicable laws require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
FORWARD-LOOKING STATEMENTS
The information posted in this document includes, in addition to historical information, forward-looking statements. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects”, “intends”, “seeks” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to Harbinger’s strategy following completion of the Offer and its plans with respect to Openwave, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about Openwave, economic and market factors and the industry in which Openwave does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while Harbinger believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. These statements are not guarantees of future performance.
NOTICE RELATED TO BRIDGEPORT NETWORKS
All statements contained herein, including statements relating to the expected benefits of a merger between Openwave and BridgePort Networks, are made by Harbinger, and are the sole responsibility of Harbinger. References to “our” or “we” are references to Harbinger.

May 24, 2007
Valued customers of Openwave Systems,
I wanted you to be among the first to hear some exciting news that we believe will have a tremendously positive impact on Openwave Systems’ relationship with your company as a valued supplier of critical communications software.
As you may already know, Harbinger presented the stockholders of Openwave a tender offer to acquire a majority of the company’s shares at the price of $8.30 per share. In addition, we have entered into an agreement with BridgePort Networks, which contemplates that upon successful completion of the tender offer, Openwave will, subject to approval by its new Board of Directors, acquire BridgePort Networks.
The Offer is being made through Oreo Acquisition Co., LLC, a Delaware limited liability company (“Purchaser”) and a jointly owned subsidiary of Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands corporation (“Harbinger Master Fund”) and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (“Harbinger Special Situations Fund” and together with Purchaser, the Harbinger Master Fund, and their affiliates, “Harbinger”).
We believe that the combination will draw upon the best talent and intellectual property of Openwave and BridgePort Networks, elevating the level of their combined products to whole new plateau in terms of innovative applications and capabilities for your network.
Openwave is currently one of BridgePort Networks’ most significant business partners and the two are already actively marketing a joint solution. Further, they are positioned to help operators manage the network transition to an all-IP infrastructure, a significant market opportunity for both wireless and wireline operators.
We want to assure you as a valued customer of Openwave that we are committed to not only continuing Openwave’s support of your business and operations with its products and professional services, but also innovating on next generation solutions to meet your business and technical challenges.
Following completion of our tender offer, you can expect to see a high level of service and attention to your needs by Openwave. Through the merger with BridgePort, we intend to bring back to Openwave a team of people who were among the innovators in its early years and who were part of the founding team at BridgePort Networks. In many cases, these are people you know — people who thoroughly understand your business needs and concerns.
We look forward to keeping you apprised of the progress we make toward concluding this transaction as quickly as we are able. Following completion of the transactions, members of the new management team will contact you to schedule personal visits in order to provide you with an overview of our plans for Openwave’s business. If you have any questions in the meantime, please don’t hesitate to contact us at customers@dealdetail.com.
As always, we thank you for your business and, again, we think you soon will come to regard us as the one partner with whom you absolutely cannot do without.
Sincerely,

Howard Kagan
Managing Director of Harbinger

ACCESS TO INFORMATION ABOUT THE OFFER
The Offer described in this document is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Openwave common stock. The Offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, letter of transmittal and other related Offer materials, which were mailed to Openwave’s stockholders) filed by Harbinger with the Securities and Exchange Commission (“SEC”) on May 22, 2007. The Schedule TO (including the Offer to Purchase and other related materials), as it may be amended from time to time, contains important information, including the various terms of, and conditions to, the Offer, that should be read carefully before any decision is made with respect to the Offer. These materials may be obtained free of charge by contacting the information agent for the Offer, MacKenzie Partners, Inc., at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free), or at tenderoffer@mackenziepartners.com. In addition, all of these materials (and all materials filed by Openwave with the SEC) are available for free at the website maintained by the SEC at www.sec.gov.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Openwave common stock in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the applicable laws require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
FORWARD-LOOKING STATEMENTS
The information posted in this document includes, in addition to historical information, forward-looking statements. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects”, “intends”, “seeks” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to Harbinger’s strategy following completion of the Offer and its plans with respect to Openwave, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about Openwave, economic and market factors and the industry in which Openwave does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while Harbinger believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. These statements are not guarantees of future performance.
NOTICE RELATED TO BRIDGEPORT NETWORKS
All statements contained herein, including statements relating to the expected benefits of a merger between Openwave and BridgePort Networks, are made by Harbinger, and are the sole responsibility of Harbinger. References to “our” or “we” are references to Harbinger.

May 24, 2007
Valued employees of Openwave Systems:
As you already may know, Harbinger presented the stockholders of Openwave Systems with a tender offer to acquire a majority of the company’s shares at the price of $8.30 per share. In addition, we have entered into an agreement with BridgePort Networks, which contemplates that upon successful completion of the tender offer, Openwave will, subject to approval by its new Board of Directors, acquire BridgePort Networks.
The Offer is being made through Oreo Acquisition Co., LLC, a Delaware limited liability company (“Purchaser”) and a jointly owned subsidiary of Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands corporation (“Harbinger Master Fund”) and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (“Harbinger Special Situations Fund” and together with Purchaser, Harbinger Master Fund, and their affiliates, “Harbinger”).
We firmly believe that this combination will offer an unrivaled platform of converged voice, messaging and data applications to operator customers. To lead this charge, following successful completion of our tender offer and the combination of BridgePort Networks and Openwave, we plan to recommend that Openwave’s new Board appoint Mike Mulica, current CEO of BridgePort Networks, as President and CEO of the new Company. As many of you may remember, Mike was Senior Vice President of Worldwide Customer Operations for Openwave from October 1999 to August 2003, and he has a track record of building enterprise value within the sector. We think he is uniquely qualified to lead the turnaround of Openwave.
We recognize that a major structural change like the one proposed in our tender offer can be unsettling to employees. We are committed to clearly communicating each step of the process with you. We have established this informational website (http://www.dealdetail.com) where a great deal of information – including a link to the tender offer filed with the SEC – can be found to help you understand our offer for the Openwave Systems shares. Please check the website on a regular basis for updates.
As one of Openwave’s largest shareholders, we have invested in the Company because we think it is uniquely positioned to be a leader in the convergence of voice, messaging and data. We believe that the combination of Openwave’s very talented employees and valuable intellectual property with those of BridgePort Networks, a provider of innovative applications, is a major step forward in that direction. The goal of our proposed transaction is to revitalize Openwave, returning it to the mind- and market-leadership position for which it was once known.
Openwave’s talented and driven group of employees is one of the most important components to this revitalization. We see a bright future for the new company because Openwave Systems and BridgePort Networks both bring a wealth of talent and intellectual capital to the equation, which we see as adding up to more than the sum of the parts.
We are excited about this opportunity, and we sincerely hope that you share our excitement. If our tender offer is successful, and the acquisition of BridgePort Networks is approved by the new Board, we believe that the leadership of Mike Mulica and our detailed integration and execution plans will help us deliver a unified and focused vision for Openwave’s overall product portfolio that returns Openwave to a course of growth and profitability.
Thank you for your dedication and efforts to date. We look forward to you joining us in building the combined company.
Sincerely,

Howard Kagan
Managing Director of Harbinger

ACCESS TO INFORMATION ABOUT THE OFFER
The Offer described in this document is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Openwave common stock. The Offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, letter of transmittal and other related Offer materials, which were mailed to Openwave’s stockholders) filed by Harbinger with the Securities and Exchange Commission (“SEC”) on May 22, 2007. The Schedule TO (including the Offer to Purchase and other related materials), as it may be amended from time to time, contains important information, including the various terms of, and conditions to, the Offer, that should be read carefully before any decision is made with respect to the Offer. These materials may be obtained free of charge by contacting the information agent for the Offer, MacKenzie Partners, Inc., at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free), or at tenderoffer@mackenziepartners.com. In addition, all of these materials (and all materials filed by Openwave with the SEC) are available for free at the website maintained by the SEC at www.sec.gov.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Openwave common stock in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the applicable laws require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
FORWARD-LOOKING STATEMENTS
The information posted in this document includes, in addition to historical information, forward-looking statements. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects”, “intends”, “seeks” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to Harbinger’s strategy following completion of the Offer and its plans with respect to Openwave, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about Openwave, economic and market factors and the industry in which Openwave does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while Harbinger believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. These statements are not guarantees of future performance.
NOTICE RELATED TO BRIDGEPORT NETWORKS
All statements contained herein, including statements relating to the expected benefits of a merger between Openwave and BridgePort Networks, are made by Harbinger, and are the sole responsibility of Harbinger. References to “our” or “we” are references to Harbinger.

May 24, 2007
Valued partners and suppliers of Openwave Systems and BridgePort Networks,
I wanted you to be among the first to hear some exciting news that could affect your company as a valued supplier to, or strategic partner of, either Openwave Systems or BridgePort Networks.
As you may have already heard, Harbinger presented the stockholders of Openwave a tender offer to acquire a majority of the company’s shares at the price of $8.30 per share. In addition, we have entered into an agreement with BridgePort Networks, which contemplates that upon successful completion of the tender offer, Openwave will, subject to approval by its new Board of Directors, acquire BridgePort Networks.
The Offer is being made through Oreo Acquisition Co., LLC, a Delaware limited liability company (“Purchaser”) and a jointly owned subsidiary of Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands corporation (“Harbinger Master Fund”) and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (“Harbinger Special Situations Fund” and together with Purchaser, the Harbinger Master Fund, and their affiliates, “Harbinger”).
We believe that the combination will draw upon the best talent and intellectual property of Openwave and BridgePort Networks, elevating the level of their combined products to a new plateau in terms of innovative applications and capabilities for operators’ networks. We believe that the new combination will be successful and create new opportunities for its partners and suppliers.
We believe that the combined company presents the potential for Openwave to return to a leading position in telecommunications software development, and to focus on developing key applications in the operator market today and going forward. We hope to continue to work with you in realizing these solutions.
In the near term, we intend that both Openwave and BridgePort Networks will continue to operate as usual and we look forward to keeping you apprised of the progress we make toward concluding these transactions as quickly as we are able. If you have any questions in the meantime, please don’t hesitate to contact us at partner@dealdetail.com.
As always, we thank you for being such a valued partner.
Sincerely,

Howard Kagan
Managing Director of Harbinger

ACCESS TO INFORMATION ABOUT THE OFFER
The Offer described in this document is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Openwave common stock. The Offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, letter of transmittal and other related Offer materials, which were mailed to Openwave’s stockholders) filed by Harbinger with the Securities and Exchange Commission (“SEC”) on May 22, 2007. The Schedule TO (including the Offer to Purchase and other related materials), as it may be amended from time to time, contains important information, including the various terms of, and conditions to, the Offer, that should be read carefully before any decision is made with respect to the Offer. These materials may be obtained free of charge by contacting the information agent for the Offer, MacKenzie Partners, Inc., at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free), or at tenderoffer@mackenziepartners.com. In addition, all of these materials (and all materials filed by Openwave with the SEC) are available for free at the website maintained by the SEC at www.sec.gov.
The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares of Openwave common stock in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the applicable laws require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
FORWARD-LOOKING STATEMENTS
The information posted in this document includes, in addition to historical information, forward-looking statements. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects”, “intends”, “seeks” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to Harbinger’s strategy following completion of the Offer and its plans with respect to Openwave, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about Openwave, economic and market factors and the industry in which Openwave does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while Harbinger believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. These statements are not guarantees of future performance.
NOTICE RELATED TO BRIDGEPORT NETWORKS
All statements contained herein, including statements relating to the expected benefits of a merger between Openwave and BridgePort Networks, are made by Harbinger, and are the sole responsibility of Harbinger. References to “our” or “we” are references to Harbinger.

NEWS RELEASE: May 22, 2007
HARBINGER CAPITAL PARTNERSSM MASTER FUND I, LTD. AND
HARBINGER CAPITAL PARTNERSSM SPECIAL SITUATIONS FUND, L.P.
OFFER TO PURCHASE 40,389,560 SHARES OF OPENWAVE SYSTEMS, INC.
FOR $8.30 PER SHARE IN CASH
Harbinger Seeks to Restore Openwave to Its Position as a Rapidly Growing Software
Development Company for the Benefit of all Stockholders
If Successful, the Offer Will Permit Stockholders to Retain Equity Ownership in Openwave, while
Enabling Harbinger to Replace Management and the Board and Return Excess Cash to
Stockholders
Harbinger Believes Its Offer is Superior to a Sale of the Company by the Existing Board at This
Point in Openwave’s History
If the Offer is Successful, Harbinger Intends to Recommend That Openwave Acquire BridgePort
Networks, Inc., Bringing with it the Potential for Openwave to Return to Its Leading Position in
Telecommunications Software Development
New York, NY /PR Newswire/ Harbinger today announced its intention to make an offer (the “Offer”) to acquire 40,389,560 shares of common stock, par value $0.001 per share (the “Common Stock”), of Openwave Systems Inc. (“Openwave” or the “Company”) and the associated Rights issued under the Rights Plan to purchase certain shares of Openwave preferred stock (the “Rights” and, together with the Common Stock, the “Shares”). The acquisition consideration will be approximately $335 million.
The Offer will be made through Oreo Acquisition Co., LLC, a Delaware limited liability company (the “Purchaser”) and a jointly owned subsidiary of Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands corporation (the “Harbinger Master Fund”) and Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership (the “Harbinger Special Situations Fund” and together with Purchaser, the Harbinger Master Fund, and their affiliates, “Harbinger”).
Harbinger currently owns 11,110,000 Openwave Shares, representing approximately 13% of its Shares outstanding. The Offer is to purchase approximately an additional 49% of the outstanding Shares, which, together with the other Shares held by Harbinger, represent approximately 62% of the total outstanding Shares. The Offer price per Share represents a premium of approximately 3.6% to the average trading price of the Shares over the past month and a premium of approximately 1.6% to the average trading price of the Shares since the Company announced it was exploring strategic alternatives.
Howard Kagan, a Managing Director of Harbinger, said today, “Almost two months ago, Openwave’s former CEO resigned and the existing Openwave Board announced it was exploring strategic alternatives and options to enhance shareholder value, including a possible sale of the Company. For nearly a year, this Board has stood by as Openwave dramatically underperformed market expectations. It has refused to seat a Harbinger Board candidate who received 57% of the stockholder votes at the January 2007 Annual Meeting, which was more votes than were received by the incumbent Board candidates, including the then CEO. Still after two months, no transaction has been announced and the Company’s operations continue to struggle.
“The Harbinger Offer represents an attractive opportunity for stockholders to receive full value for their investment. Assuming 100% of stockholders tender, each stockholder will receive an immediate upfront cash payment, the potential for near-term special dividend distributions from cash on hand and the sale of non-core businesses, and a continuing stake in Openwave equity along with Harbinger. Harbinger believes this equity stake for existing stockholders is a key advantage to the

Offer, compared to selling their entire stake in the current Board’s process, which was designed and implemented by the current Board, led by David Peterschmidt, who recently resigned as CEO.
“We look forward to discussing this Offer with stockholders in an effort to encourage full participation in receiving both the cash payment and the ongoing stake in Openwave’s future prospects through continued ownership of Openwave equity.”
Kagan continued, “If we acquire control of Openwave, we intend to recommend that Openwave acquire BridgePort Networks on the basis of their proven management team and technology, which is well-known to Openwave, its employees and customers. Last year, Openwave announced an expanded relationship with BridgePort in a press release dated April 5, 2006, stating that its ’intellectual property alignment with BridgePort Networks provides access to the key innovations needed to allow customers to communicate in a richer way across both broadband and mobile networks.’ On February 14, 2007, Openwave announced further plans to collaborate with BridgePort, saying in a press release that BridgePort’s MobileSTICK ‘will enable Openwave’s GSM and UMTS operator customers to securely extend their mobile communications experiences onto the PC desktop,’ adding that ‘MobileSTICK also opens the door to new convergence revenue opportunities in communications.’
“Harbinger has developed a revitalization plan to drive sustainable, long-term profitable growth, particularly in software licensing revenue through the combination of Openwave and BridgePort. We intend to position Openwave as a leader in the growing converged messaging market through the integration of its existing product portfolio and BridgePort Networks’ complementary solution. Upon successful completion of the transaction, we intend to recommend that Openwave’s new Board appoint Mike Mulica, BridgePort’s current CEO and an industry veteran with a track record of building enterprise value within the sector, as the President and Chief Executive Officer of Openwave. We look forward to reviewing our plan with investors, employees and other key stakeholders in greater detail the coming days and weeks.”
Regarding the proposed combination of Openwave and BridgePort Networks, Mike Mulica, CEO of BridgePort Networks, said, “The combination of Openwave and BridgePort Networks is an opportunity to re-establish one of the great independent telecommunications software companies. I am certain there will be enthusiastic support throughout the industry for the converged services that this merger will bring together. I am thrilled at the prospect of returning to Openwave to lead the combined company, as proposed in Harbinger’s Offer, revitalizing Openwave and returning it to the thought and product leadership for which it was once known.”
The Offer consideration consists solely of cash and is not conditioned upon any financing arrangements. The Offer and obligation to purchase Shares is subject to the conditions described in Section 14 of the tender document, which will be filed with the US Securities and Exchange Commission and will be available on the SEC’s website: www.sec.gov.
The Offer expires at 12:00 midnight, New York City time, on Tuesday, June 19, 2007, or such later date and time to which Purchaser extends the Offer pursuant to this Offer to Purchase.
Harbinger has retained Thomas Weisel Partners LLC as financial advisor and dealer-manager, Milbank, Tweed, Hadley & McCloy LLP as legal counsel and MacKenzie Partners, Inc. as the information agent in connection with the Offer.
IMPORTANT INFORMATION
This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any tender offer will be made only through an offer to purchase and related materials. In connection with the tender offer, Oreo Acquisition Co. LLC, Harbinger Capital Partners Master Fund I, Ltd. and

Harbinger Capital Partners Special Situations Fund, L.P. (collectively, the “Offerors”) will file a Tender Offer Statement on Schedule TO (containing an offer to purchase, a letter of transmittal and related materials) with the Securities and Exchange Commission. Investors and security holders of Openwave Systems Inc. are advised to read these disclosure materials, and other disclosure materials, when they are filed and become available, because these materials will contain important information. You should consider the information contained in the disclosure materials before making any decision about the tender offer or whether to tender your shares. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by the Offerors with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. The disclosure materials may also be obtained from the information agent for the tender offer at no cost after the tender offer is commenced.
CAUTIONARY STATEMENTS
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements made in this Offer to Purchase are subject to risks and uncertainties. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects”, “intends”, “seeks” or similar expressions. In addition, any statements we may provide concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to our strategy following completion of the Offer and our plans with respect to Openwave, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about Openwave, economic and market factors and the industry in which Openwave does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while Harbinger believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. This cautionary statement is applicable to all forward-looking statements contained in this Offer to Purchase and the material accompanying this Offer to Purchase. These statements are not guarantees of future performance. All forward-looking statements included in this Offer to Purchase are made as of the date on the front cover of this Offer to Purchase and, unless otherwise required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors.
For further information contact:
John W. McCullough
Vice President and Associate General Counsel
Harbert Management Corporation
Telephone: (205) 987-5576
E-mail: Jmccullough@harbert.net
or
John Dooley
Taylor Rafferty
Telephone: (212) 889-4350
Email: harbinger@taylor-rafferty.com